EXHIBIT 7.1

RBSM LLP

NEW YORK, NEW YORK

June 28, 2007

Office of the Chief Accountant

100 F Street, N.E.

Securities and Exchange Commission

Washington, D.C. 20549

Re:     Walker Financial Corporation

          Commission File Number 0-5418

Commissioners:

We have read the statements made by Walker Financial Corporation (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.02 of Form 8-K, as part of Walker Financial Corporation’s Form 8-K report dated June 29, 2007.

We have the following comments:

1)

We agree with the statements made in the second sentence of the first paragraph  as it related to our Firm.

2)

We agree with the statements made in the fourth sentence of the first paragraph as it related to our Firm.

3)

We agree to the statements made in the fourth paragraph as it  related to our Firm

4)

We have no basis on which to agree or disagree with the statements made in the first  and third sentences in the first   paragraph, the statements made in second, third and fifth paragraphs.

Yours truly,

/s/   RBSM LLP